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Exhibit 23.2

CONSENT OF ENRST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 7, 2002) pertaining to the K2 1999 Stock Option Plan of our report dated February 15, 2002, except for Note 6 which is March 28, 2002, with respect to the consolidated financial statements and schedule of K2 Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Los Angeles, California
May 3, 2002

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  Exhibit 23.2
CONSENT OF ENRST & YOUNG LLP, INDEPENDENT AUDITORS